     As Filed With the Securities and Exchange Commission on April 23, 1998

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                STAR BUFFET, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                         84-1430786
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)

               440 Lawndale Drive, Salt Lake City, Utah 84115-2917 (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                   ----------

                                Robert E. Wheaton
                      Chief Executive Officer and President
                                Star Buffet, Inc.
               440 Lawndale Drive, Salt Lake City, Utah 84115-2917
                     (Name and address of agent for service)
                                 (801) 463-5500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


======================================================================================================
     Title of                          Proposed Maximum
    Securities        Amount To Be         Offering           Proposed Maximum         Amount of
 To Be Registered    Registered(1)    Price Per Share(2)  Aggregate Offering Price  Registration Fee
======================================================================================================
 Common Stock,
 $0.001 par value    750,000 shares        $16.156             $12,117,000(2)          $3,574.52
======================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1997 Employee Stock Purchase Plan (the "1997 ESPP").

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on April 16, 1998, which was $15.813 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

        (a) The Registrant's Prospectus dated September 24, 1997 filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in
(a) above.

        (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

        (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

        (c) The Registrant has entered into indemnification agreements with each of its directors and executive officers, which provide for the indemnification of such directors and executive officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

       Number               Description
       ------               -----------
         5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional
                Corporation, Counsel to the Registrant.

        10.1    Star Buffet, Inc. 1997 Employee Stock Purchase Plan (the "1997
                ESPP").

        23.1    Consent of Stradling Yocca Carlson & Rauth, a Professional
                Corporation (included in Exhibit 5.1).

        23.2    Consents of KPMG Peat Marwick LLP.

        24.1    Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 25th day of March, 1998.

                                       STAR BUFFET, INC.


                                       By:   /s/ ROBERT E. WHEATON
                                             -----------------------------------
                                             Robert E. Wheaton
                                             Chief Executive Officer and
                                             President


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Star Buffet, Inc., do hereby constitute and appoint Robert E. Wheaton, Theodore Abajian and Charlotte Miller, or any of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                           Title                   Date
          ---------                           -----                   ----

/s/ ROBERT E. WHEATON
------------------------------       Chief Executive Officer,     March 25, 1998
Robert E. Wheaton                     President and Director
                                       (Principal Executive
                                             Officer)
/s/ THEODORE ABAJIAN
------------------------------        Chief Financial Officer
Theodore Abajian                     (Principal Financial and     March 25, 1998
                                       Principal Accounting
                                             Officer)
/s/ WILLIAM P. FOLEY II
------------------------------         Chairman of the Board      March 25, 1998
William P. Foley II                        of Directors

/s/ C. THOMAS THOMPSON
------------------------------               Director             March 25, 1998
C. Thomas Thompson

/s/ STUART W. CLIFTON
------------------------------               Director             March 25, 1998
Stuart W. Clifton

          Signature                           Title                   Date
          ---------                           -----                   ----

/s/ JACK M. LLOYD
------------------------------               Director             March 25, 1998
Jack M. Lloyd

/s/ THOMAS G. SCHADT
------------------------------               Director             March 25, 1998
Thomas G. Schadt

/s/ NORMAN N. HABERMANN
------------------------------               Director             March 25, 1998
Norman N. Habermann

/s/ JOHN F. NORTH, JR.
------------------------------               Director             March 25, 1998
John F. North, Jr.

                                  EXHIBIT INDEX


       Exhibit
       Number                           Description
       ------                           -----------
         5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional
                Corporation.

        10.1    Star Buffet, Inc. 1997 Employee Stock Purchase Plan (the "1997
                ESPP").

        23.1    Consent of Stradling Yocca Carlson & Rauth, a Professional
                Corporation (included in Exhibit 5.1).

        23.2    Consents of KPMG Peat Marwick LLP.

        24.1    Power of Attorney (included on the signature page).